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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant   /X/

     Filed by a Party other than the Registrant   / /

     Check the appropriate box:

     / / Preliminary Proxy Statement

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
                               ARBOR DRUGS, INC.
                (Name of Registrant as Specified In Its Charter)
                               ARBOR DRUGS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

       (4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid: $

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:
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

                              [ARBOR DRUGS LOGO]
                           3331 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 5, 1995

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Arbor Drugs, Inc. (the "Company"), to be held on December 5, 1995, at 11:00 a.m., Eastern Standard Time, at the Somerset Inn, 2601 W. Big Beaver Road, Troy, Michigan, or any adjournment thereof, for the following purposes:

        1. To elect seven directors;

        2. To approve the Company's 1996 Stock Option Plan; and

        3. To transact such other business as may properly come before the Meeting.

     Only holders of record of shares of Common Stock, par value $.01 per share, at the close of business on October 13, 1995 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may withdraw your proxy and vote your shares.

     A copy of the Annual Report of the Company for the fiscal year ended July 31, 1995 accompanies this notice.

                                            By Order of the Board of Directors,

                                            Gilbert C. Gerhard, Secretary

Troy, Michigan
November 2, 1995

                               ARBOR DRUGS, INC.
                           3331 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 5, 1995

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 (the "Common Stock"), of Arbor Drugs, Inc., a Michigan corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on December 5, 1995 and at any adjournment thereof.

     At the Meeting, holders of shares of Common Stock ("Shareholders") will be asked:

          1. To elect seven directors;

          2. To approve the Company's 1996 Stock Option Plan (the "1996 Plan"); and

          3. To transact such other business as may properly come before the Meeting.

     This Proxy Statement and the accompanying form of proxy are first being sent to Shareholders on or about November 2, 1995.

     All references in this Proxy Statement to numbers or prices of shares of Common Stock reflect a three-for-two stock split effective on May 15, 1995. All references in this Proxy Statement to a fiscal year are to the Company's fiscal year ended July 31.

                                  THE MEETING

DATE, TIME AND PLACE

     The Meeting will be held on December 5, 1995, at 11:00 a.m., Eastern Standard Time, at the Somerset Inn, 2601 W. Big Beaver Road, Troy, Michigan.

MATTERS TO BE CONSIDERED

     At the Meeting, Shareholders will be asked to consider and vote to elect seven directors (Proposal No. 1) and to approve the 1996 Plan (Proposal No. 2). See "ELECTION OF DIRECTORS" and "APPROVAL OF THE 1996 STOCK OPTION PLAN." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

     Shareholders as of the close of business on October 13, 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 24,782,853 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

VOTING AND REVOCATION OF PROXIES

     Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein and FOR the approval of the 1996 Plan.

     Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

REQUIRED VOTES

     Votes cast by proxy or in person at the Meeting will be counted in determining the presence of a quorum. Abstentions, withheld votes and broker non-votes (where a broker indicates on its proxy that it does not have discretionary authority to vote certain shares on a particular matter) will be counted in determining the presence of a quorum but will be treated as not voted in determining the approval of any matter submitted for a shareholder vote.

     Under Michigan law, the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required to elect each director. As such, the seven nominees receiving the greatest number of votes cast at the Meeting will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast. With regard to the approval of the 1996 Plan, Michigan law requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. Because an affirmative vote is required, abstentions, withheld votes and broker non-votes will have the same effect as a no vote on this proposal.

     All of the directors and officers of the Company have indicated that they will cause all shares of Common Stock beneficially owned by them (excluding Common Stock which they have the right to acquire upon the exercise of currently exercisable stock options) to be voted in favor of the election as a director of each nominee named herein and in favor of the approval of the 1996 Plan. Such persons beneficially own, in the aggregate, 33.4% of the shares of Common Stock eligible to vote at the Meeting.

PROXY SOLICITATION

     The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

     The Company has been advised that representatives of Coopers & Lybrand L.L.C., the Company's independent auditors in fiscal 1995, will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of the Record Date, the number of shares of Common Stock, the Company's only class of voting securities, owned beneficially by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table appearing under "EXECUTIVE COMPENSATION" below and (iv) all directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the respective beneficial owners. Unless otherwise indicated, each person has sole voting and investment power over the reported shares.

                             NAME OF                         AMOUNT AND NATURE OF    PERCENT OF
                         BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      CLASS
        --------------------------------------------------   --------------------    ----------
        Eugene Applebaum..................................         7,167,738(1)         28.6%
        Markus M. Ernst...................................         1,139,622(2)          4.6%
        Gilbert C. Gerhard................................            57,908(3)          *
        David B. Hermelin.................................           260,250             1.1%
        Spencer M. Partrich...............................            27,250             *
        Laurie M. Shahon..................................             6,375             *
        Samuel Valenti III................................            15,000             *
        Donald M. Stutrud.................................            80,153(4)          *
        Eric Bolokofsky...................................            54,921(5)          *
        All directors and executive officers as a group
          (11 persons, including the foregoing)...........         8,907,939(6)         35.1%

-------------------------
 *  Less than 1.0%.

(1) Includes 315,000 shares of Common Stock subject to stock options granted pursuant to the Company's Amended and Restated Stock Option Plan (the "1986 Plan") that are exercisable within 60 days of the Record Date. Includes 118,125 shares of Common Stock owned by Marcia Applebaum, Mr. Applebaum's wife, as to which a shareholder's agreement, dated April 21, 1986, grants Mr. Applebaum certain rights of first refusal. Includes 138,000 shares owned by Mrs. Applebaum without restriction and 162,000 shares of Common Stock held in trust of which Mr. and Mrs. Applebaum are trustees for the benefit of their children. Includes 37,986 shares of Common Stock owned of record by Smith Barney, Inc., as trustee (the "401(k) Trustee") under the Arbor Drugs, Inc. 401(k) Plan (the "401(k) Plan"), on behalf of Mr. Applebaum as of June 30, 1995, the latest date as of which such information is available from the 401(k) Trustee. Excludes 438,750 shares of Common Stock held in Mrs. Applebaum's name as trustee for the children of Mr. and Mrs. Applebaum, as to which Mr. Applebaum disclaims beneficial ownership. Excludes 1,040,387 shares owned of record by Markus M. Ernst, a director and executive officer of the Company, as to which an agreement, dated April 8, 1986 (the "Shareholders' Agreement"), grants Mr. Applebaum certain rights of first refusal. Mr. Applebaum's business address is c/o Arbor Drugs, Inc., 3331 W. Big Beaver Road, Troy, Michigan 48084.

(2) Investment power as to 1,040,387 of the shares of Common Stock owned of record by Mr. Ernst is shared with Mr. Applebaum pursuant to the Shareholders' Agreement referred to in footnote (1) above. Includes 99,000 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan that are exercisable within 60 days of the Record Date. Includes 235 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Ernst as of June 30, 1995.

(3) Includes 44,625 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan that are exercisable within 60 days of the Record Date. Includes 3,087 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Gerhard as of June 30, 1995.

(4) Includes 50,250 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan that are exercisable within 60 days of the Record Date. Includes 7,611 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Stutrud as of June 30, 1995.

(5) Includes 49,950 shares of Common Stock subject to stock options granted pursuant to the 1986 Plan that are exercisable within 60 days of the Record Date. Includes 2,463 shares of Common Stock owned of record by the 401(k) Trustee on behalf of Mr. Bolokofsky as of June 30, 1995.

(6) Includes, in addition to the 558,825 such shares referred to in the preceding footnotes, a total of 70,650 shares of Common Stock subject to stock options granted to the Company's other executive officers pursuant to the 1986 Plan that are exercisable within 60 days of the Record Date. Includes 9,973 shares of Common Stock owned of record by the 401(k) Trustee on behalf of such other executive officers as of June 30, 1995.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve until the next annual meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the seven individuals named in the following table, all of whom currently are directors of the Company. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of the Record Date.

                                                             PRINCIPAL BUSINESS
                                                           OCCUPATIONS DURING PAST
                                                              FIVE YEARS, OTHER
                    NAME                                    DIRECTORSHIPS AND AGE
---------------------------------------------   ---------------------------------------------
Eugene Applebaum.............................   President of the Company and its predecessors
  Director since 1963                           since 1963. Chairman of the Board of
                                                Directors and Chief Executive Officer since
                                                1985. Mr. Applebaum has been a registered
                                                pharmacist in the State of Michigan since
                                                1960. Age 58.
Markus M. Ernst..............................   Executive Vice President and Chief Operating
  Director since 1974                           Officer of the Company and its predecessors
                                                since 1968. Age 58.
Gilbert C. Gerhard...........................   Senior Vice President -- Finance and
  Director since 1986                           Administration since February 1994. Chief
                                                Financial Officer and Treasurer of the
                                                Company since 1983. Secretary since 1995.
                                                Vice President -- Finance and Administration
                                                from 1983 to February 1994. Age 53.
David B. Hermelin............................   Private investor principally involved in real
  Director since 1986                           estate investment and development. Director
                                                of First of America Bank-Detroit, N.A. Age
                                                58.
Spencer M. Partrich..........................   Private investor principally involved in real
  Director since 1988                           estate investment and development. Co-owner
                                                and principal of Lautrec, Ltd. and Lautrec
                                                Acquisition Co. since 1976. Age 55.
Laurie M. Shahon.............................   Founder and President of Wilton Capital Group
  Director since 1988                           since January 1994. Managing Director of '21'
                                                International Holdings, Inc. from April 1988
                                                to December 1993. Director of One Price
                                                Clothing Stores, Inc. and Ames Department
                                                Stores, Inc. Age 43.
Samuel Valenti III...........................   President of Masco Capital Corporation since
  Director since 1992                           1988. Vice President -- Investments of Masco
                                                Corporation since 1974. Vice Chairman of the
                                                State of Michigan's Investment Advisory Board
                                                since 1992. Age 49.

     The Board of Directors recommends a vote FOR each of the above-named nominees.

                INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors held six meetings during fiscal 1995. All directors attended 100% of the meetings of the Board of Directors and the committees of the Board of Directors on which they serve.

     The Board of Directors of the Company currently has an Audit Committee and a Compensation Committee. The Board of Directors does not have a separate nominating committee.

     The Audit Committee recommends the engagement of the Company's independent auditors, reviews the scope and cost of the audit, considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The committee, which currently consists of Mr. Hermelin, Mr. Partrich, Ms. Shahon (Chair) and Mr. Valenti, held two meetings during fiscal 1995.

     The Compensation Committee provides guidance and commentary to management and the entire Board of Directors with respect to all corporate compensation, benefits and employee equity programs and administers the 1986 Plan and the Employee Stock Purchase Plan. If the 1996 Plan is approved at the Meeting, it will be administered by the Compensation Committee as well. The committee, which currently consists of Mr. Hermelin, Mr. Partrich, Ms. Shahon and Mr. Valenti (Chair), held six meetings during fiscal 1995.

     Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In fiscal 1995, each non-employee director received an annual fee of $10,000 for serving as a director plus $500 for each meeting of the Board that such director attended. No additional fees were paid for service on any of the Board committees. Non-employee directors are not eligible to receive options to purchase shares of Common Stock pursuant to the 1986 Plan or to participate in the Company's Employee Stock Purchase Plan; they have, however, received formula grants of options to purchase shares of Common Stock pursuant to the 1996 Plan subject to the approval of the 1996 Plan by Shareholders at the Meeting. See "APPROVAL OF THE 1996 STOCK OPTION PLAN."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer (the "CEO") and each of the other four most highly compensated executive officers of the Company for all services rendered in all capacities to the Company and its subsidiaries in fiscal 1995, 1994 and 1993.

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                                             AWARDS
                                                             ANNUAL       ------------
                                                          COMPENSATION     SECURITIES
                                                          ------------     UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITIONS         FISCAL YEAR     SALARY($)      OPTIONS (#)     COMPENSATION(1)($)
----------------------------------------   -----------    ------------    ------------    ------------------
Eugene Applebaum........................       1995         $450,000         450,000           $ 10,487
  President and CEO                            1994         $450,000         300,000           $ 10,187
                                               1993         $450,000         300,000           $  7,652
Markus M. Ernst.........................       1995         $250,000         150,000           $ 12,606
  Executive Vice President and Chief           1994         $250,000          90,000           $ 12,027
  Operating Officer                            1993         $250,000          90,000           $  1,440
Gilbert C. Gerhard......................       1995         $155,000          34,500           $ 12,952
  Senior Vice President -- Finance and         1994         $146,750          18,000           $ 12,260
  Administration, Chief Financial              1993         $140,000          12,000           $  4,310
  Officer, Treasurer and Secretary
Donald M. Stutrud.......................       1995         $133,500          34,500           $  4,480
  Senior Vice President -- Store               1994         $128,500          18,000           $  4,014
  Operations                                   1993         $122,500          12,000           $  1,332
Eric Bolokofsky.........................       1995         $125,000          36,000           $  3,739
  Senior Vice President -- Merchandising       1994         $116,250          18,000           $  3,324
                                               1993         $108,750          12,000           $  3,217

-------------------------
(1) Represents (i) the Company's contribution of $500 in fiscal 1995 and $200 in each of fiscal 1994 and fiscal 1993 to each named executive officer's account under the 401(k) Plan and (ii) insurance premiums paid by the Company with respect to term life and disability insurance for the benefit of each named executive officer. All contributions to the 401(k) Plan are immediately vested.

OPTION GRANTS IN FISCAL 1995

     The following table sets forth certain information concerning individual grants of stock options made to each of the executive officers of the Company named in the Summary Compensation Table during fiscal 1995. All such grants were made pursuant to the 1986 Plan.

                                                                                           POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                                  VALUE AT
                         ------------------------------------------------------------    ASSUMED ANNUAL RATES OF
                            NUMBER OF                                                    STOCK PRICE APPRECIATION
                           SECURITIES         % OF TOTAL                                           FOR
                           UNDERLYING       OPTIONS GRANTED    EXERCISE                       OPTION TERM(2)
                         OPTIONS GRANTED    TO EMPLOYEES IN     PRICE      EXPIRATION    ------------------------
         NAME                (#)(1)           FISCAL 1995       ($/SH)        DATE         5%($)         10%($)
----------------------   ---------------    ---------------    --------    ----------    ----------    ----------
Eugene Applebaum......       450,000             48.08%         $15.17      1/29/2001    $2,321,153    $5,265,904
Markus M. Ernst.......       150,000             16.03           15.17      1/29/2001       773,718     1,755,301
Gilbert C. Gerhard....         4,500             10.42           13.50       8/3/2000        20,661        46,872
                              30,000              3.21           15.17      1/29/2001       154,744       351,060
Donald M. Stutrud.....         4,500             10.42           13.50       8/3/2000        20,661        46,872
                              30,000              3.21           15.17      1/29/2001       154,744       351,060
Eric Bolokofsky.......         4,000              6.94           13.50       8/3/2000        13,774        31,248
                              33,000              3.53           15.17      1/29/2001       170,218       386,166

-------------------------
(1) The indicated stock options vest at a rate of 20% per year, beginning on the first anniversary of the date of grant and have a term of six years
    (subject to full accelerated vesting upon certain change in control events). All rights to exercise such stock options terminate upon the resignation, retirement or voluntary or involuntary termination of the optionee, except that the Compensation Committee may, in its sole discretion, grant an optionee the right for a period not to exceed three months to exercise that portion of the stock option that is exercisable by the optionee on the date of such resignation, retirement or termination. In addition, stock options may be exercised within (i) twelve months after an optionee's employment is terminated by death or (ii) three months after an optionee's employment is terminated due to permanent disability, but in no event subsequent to the expiration of the stock option.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise of the stock options immediately prior to the expiration of their term using 5% and 10% appreciation rates (as specified by the Securities and Exchange Commission), compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's stock price. Actual gains, if any, upon future exercise of any of these options will depend upon the actual performance of the Common Stock.

AGGREGATE OPTION EXERCISES IN FISCAL 1995 AND 1995 FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during fiscal 1995 by each of the executive officers of the Company named in the Summary Compensation Table and the value of unexercised options held by such persons as of July 31, 1995 measured in terms of the closing price of the shares of Common Stock on that date as reported by NASDAQ ($16.75 per share).

                                                                     NUMBER OF
                                                                    SECURITIES             VALUE OF
                                                                    UNDERLYING            UNEXERCISED
                                                                    UNEXERCISED          IN-THE-MONEY
                                                                    OPTIONS AT            OPTIONS AT
                                      SHARES                        7/31/95 (#)           7/31/95 (#)
                                   ACQUIRED ON      VALUE ($)      EXERCISABLE/          EXERCISABLE/
              NAME                 EXERCISE (#)    REALIZED(1)     UNEXERCISABLE         UNEXERCISABLE
--------------------------------   ------------    -----------    ---------------    ---------------------
Eugene Applebaum................          --               --     315,000/960,000    $1,506,250/$3,075,000
Markus M. Ernst.................          --               --      99,000/306,000    $  473,250/$  960,500
Gilbert C. Gerhard..............      23,625        $ 324,844      41,475/ 63,150    $  289,306/$  195,288
Donald M. Stutrud...............      22,500        $ 309,375      47,100/ 63,150    $  334,775/$  195,288
Eric Bolokofsky.................          --               --      47,100/ 64,650    $  334,775/$  195,163

-------------------------
(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the shares of Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     During fiscal 1995, the members of the Compensation Committee were Mr. Hermelin, Mr. Partrich, Ms. Shahon and Mr. Valenti. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. All fiscal 1995 compensation packages for executive officers were initially established by Mr. Applebaum and, with respect to stock option grants, reviewed and approved by the Compensation Committee.

     The Company leases a drugstore from a general partnership in which Mr. Partrich owns a minority interest. During fiscal 1995, the Company's payments to the partnership aggregated $90,065. The Company also leases a drugstore located in a shopping center owned by a limited partnership of which Mr. Partrich is a limited partner and Mr. Partrich's son is the general partner. During fiscal 1995, the Company's payments to the partnership aggregated $86,934.

     The Company leases three drugstores from a general partnership formed by Messrs. Applebaum and Ernst, of which Mr. Applebaum is the majority partner. During fiscal 1995, the Company's payments to the partnership aggregated $401,806. The Company also leases a drugstore from a limited partnership, of which Mr. Applebaum is a limited partner. During fiscal 1995, the Company's payments to the partnership aggregated $90,962.

     The Company believes that each of the leases described above is no less favorable to the Company than would have been available from unaffiliated parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                    WITH RESPECT TO EXECUTIVE COMPENSATION*

     All cash compensation for the executive officers named in the Summary Compensation Table for fiscal 1995 was determined by Mr. Applebaum prior to and effective as of February 1, 1995. Grants of stock options to the named executive officers were made in August 1994 and January 1995 by the Compensation Committee.

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation program is based on principles, set forth in the Compensation Committee charter, which are intended to align compensation with achievement of Company objectives in business strategy, management initiatives and financial results. The executive compensation principles set forth in the Compensation Committee's charter are designed to:

     -- Attract and retain the highly qualified, experienced and motivated executives needed for the success of the Company;

     -- Provide compensation opportunity that is competitive with companies in the chain drugstore industry and/or companies of comparable complexity, risk and size;

     -- Reward executives for performance; and

     -- Align management's interests with the interests of Shareholders for the long-term success of the Company.

     The Company's fiscal 1995 compensation program consisted of cash compensation and equity-based compensation pursuant to the 1986 Plan and the Company's Employee Stock Purchase Plan.

     Options under the 1986 Plan were granted at the then current market price, and generally vest at a rate of 20% a year beginning on the first anniversary of grant (subject to acceleration upon certain change in control events). The options are scheduled to expire on the sixth anniversary of grant.

     The Employee Stock Purchase Plan permits each employee of the Company to purchase up to $25,000 of Common Stock per annum at 85% of the lesser of the fair market value of Common Stock on the first day or last day of a purchase period. The Company adopted the Employee Stock Purchase Plan in order to recognize the contributions of its employees to the success of the Company and, in part, because of similar plans adopted by members of the Peer Group (as such term is hereinafter defined) with whom the Company primarily competes for the services of officers, pharmacists and corporate managers.

     Because options covering only a limited number of shares of Common Stock remain available for grant under the 1986 Plan and the 1986 Plan will expire by its terms in fiscal 1996, the Board of Directors, upon the recommendation of the Compensation Committee, has adopted the 1996 Plan, subject to shareholder approval.

     With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes an annual individual limitation of $1 million on the deductibility of compensation payments to the Company's Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers for whom proxy statement disclosure is required and who are employed at the end of the Company's taxable year. "Performance-based" compensation, as defined in Section 162(m) of the Code, is excluded from this limitation. The Company believes that options granted under the 1986 Plan should qualify for a special transition rule that grandfathers compensation paid pursuant to certain previously-approved plans

---------------

* The disclosure contained in this section is not incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that incorporated future filings or portions thereof (including this Proxy Statement or this section).

from such limitation. The Company is seeking Shareholder approval of the 1996 Plan in part to satisfy the requirements for the performance-based compensation exemption to Section 162(m) of the Code. See "Certain Federal Income Tax Consequences" below.

     The Company does not have any other long-term incentive, restricted stock purchase or profit-sharing programs and does not have or contribute to any retirement programs on behalf of its employees, including its executive officers.

COMPENSATION OF THE CEO

     The present philosophy of the Compensation Committee is to maintain the CEO's cash compensation at the level in place since 1987 and to grant increases to reward performance in a particular year using equity-based compensation, which strengthens the mutuality of interests between the CEO and the Company's shareholders. In accordance with this, the fiscal 1995 cash compensation for Mr. Applebaum, the Company's CEO, remained at $450,000 and, in January 1995, Mr. Applebaum was granted an option under the 1986 Plan covering 450,000 shares of Common Stock.

     The factors considered by the Compensation Committee in determining the amount of equity-based compensation for Mr. Applebaum for fiscal 1995 included its subjective evaluation of the Company's general operating and financial performance and expansion, as well as Mr. Applebaum's leadership and establishment and implementation of strategic direction for the Company. For instance, during fiscal 1995 the Company opened fifteen new drugstores and surpassed the $700 million mark in annual sales. The Company also increased its market share in its primary market, maintaining its position as the drugstore market share leader in the greater metropolitan Detroit area, and advanced to become the fifteenth largest drugstore chain in the nation based on gross sales. The number of options previously granted under the 1986 Plan to all employees in the aggregate and to Mr. Applebaum, individually, were also considered in determining the size of Mr. Applebaum's fiscal 1995 award of options. No particular weight was given to any factor by the Compensation Committee.

     Currently, the CEO is not eligible to participate in the Employee Stock Purchase Plan due to his ownership of more than 5% of the outstanding Common Stock.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     Each of the other named executive officers, other than Markus Ernst, received an increase in cash compensation, as determined by the CEO, of approximately 3-5%. Mr. Ernst's fiscal 1995 cash compensation of $250,000 has remained unchanged since 1987. Options were granted by the Compensation Committee to executive officers based upon the recommendation of the CEO. In making his recommendations, the CEO subjectively considered certain factors, including his perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the executive's contribution to the Company's future performance, as well as the need to retain executives. The Compensation Committee reviewed with the CEO his recommendations and, for certain officers, granted more options than recommended by the CEO to reflect the Compensation Committee's subjective consideration of such factors. The determination was not based on specific objectives. No specific weight was given to any of the factors considered. The numbers of options previously granted under the 1986 Plan to all employees in the aggregate and to each executive officer, individually, were also considered in determining the fiscal 1995 awards of options to each executive officer.

                                            THE COMPENSATION COMMITTEE

                                            Samuel Valenti III, Chair
                                            David B. Hermelin
                                            Spencer M. Partrich
                                            Laurie M. Shahon

                              PERFORMANCE GRAPH**

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of (i) companies included in the S&P 500 Index and (ii) certain companies identified below (the "Peer Group"). The graph points set forth below are as of July 31 of each year indicated.

      Measurement Period         Arbor Drugs,                     NACDS Peer
    (Fiscal Year Covered)            Inc.           S&P 500          Group
1990                                    100.00          100.00          100.00
1991                                    149.29          112.73          129.25
1992                                    154.34          127.13          133.36
1993                                    137.50          138.20          134.86
1994                                    165.87          145.32          148.24
1995                                    208.47          183.20          205.97

     The Peer Group consists of the following companies, all of which are primarily engaged in the chain drugstore retail business: Big B, Inc.; Drug Emporium, Inc.; F&M Distributors, Inc.; Fay's Incorporated; Genovese Drug Stores, Inc.; Longs Drug Stores Corporation; Revco D.S., Inc.; Rite Aid Corp.; and Walgreen Co. Data for the Peer Group Index was provided to the Company by the National Association of Chain Drug Stores (which omitted from the index one company included last year: Perry Drug Stores, Inc., which was acquired by Rite Aid Corp.). Data for the S&P 500 Index was provided by Bloomberg, LP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REAL ESTATE TRANSACTIONS

     For information concerning these transactions, see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."
-------------------------
** The graph and related disclosure contained in this section are not incorporated by reference into any filings by the Company under the Securities Act or the Exchange Act that incorporated future filings or portions thereof (including this Proxy Statement or this section).

LOANS TO EXECUTIVE OFFICERS

     On December 15, 1994, the Company made non-recourse loans to each of Gilbert C. Gerhard, a director and executive officer of the Company, and Donald
M. Stutrud, an executive officer of the Company, in the respective amounts of $205,960 and $239,723 in order to enable each executive officer to exercise certain stock options. Each loan was made at an interest rate of 6.66% per annum, which rate represented the average market yield of outstanding marketable U.S. government obligations of comparable maturities on such date and, as such, was more favorable than the rates available to such executive officers from commercial lenders. Each loan was secured by a pledge of all of the shares of Common Stock issued to such executive officer upon his exercise of the options. Each loan has been repaid in full.

     In addition, on May 17, 1994, the Company made a non-recourse loan to Mr. Stutrud in the amount of $21,189 in order to enable him to exercise certain stock options. The loan was made at an interest rate of 4.94% per annum, which rate represented the average market yield of outstanding marketable U.S. government obligations of comparable maturities on such date and, as such, was more favorable than the rate available to Mr. Stutrud from commercial lenders. The loan was secured by a pledge of all of the shares of Common Stock issued to him upon exercise of the options. The loan has been repaid in full.

                                 PROPOSAL NO. 2

                     APPROVAL OF THE 1996 STOCK OPTION PLAN

     On October 5, 1995, the Board of Directors approved the 1996 Plan, subject to shareholder approval. The Company is seeking shareholder approval of the 1996 Plan in order to comply with the requirements of Rule 16b-3 under the Exchange Act and the requirements of Section 162(m) and Section 422 of the Code.

     The following summary of the 1996 Plan is not intended to be complete and is qualified in its entirety by reference to the 1996 Plan, a copy of which is attached as Annex 1 to this Proxy Statement.

GENERAL

     The purpose of the 1996 Plan is to enhance the profitability and value of the Company for the benefit of the Shareholders by enabling the Company to provide key employees and non-employee directors of the Company and key employees of its subsidiaries an opportunity to acquire an ownership interest in the Company, or increase their existing ownership interests, and thereby attract, retain and reward such key employees and non-employee directors, and strengthen the mutuality of interests between such key employees and non-employee directors and the Shareholders. Pursuant to the 1996 Plan, during the ten year period ending October 4, 2005, the Company may grant options with respect to an aggregate of up to 2,000,000 shares of Common Stock with no individual to be granted options with respect to greater than 1,000,000 shares of Common Stock. Options granted pursuant to the 1996 Plan may be either options intended to satisfy the requirements of incentive stock options within the meaning of Section 422 of the Code ("ISOs") or non-qualified stock options not intended to satisfy the requirements for ISOs ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares, or previously issued shares acquired or to be acquired by the Company and held in its treasury.

ADMINISTRATION

     The 1996 Plan will initially be administered by the Compensation Committee of the Board of Directors of the Company, which is comprised of "disinterested persons" within the meaning of Rule 16b-3 under Section 16(b) of the Exchange Act and, under a transition rule that will be applicable until the Company's first meeting of shareholders at which directors are to be elected that occurs on or after January 1, 1996, "outside directors" within the meaning of Section 162(m) of the Code. Any or all powers and functions of the Compensation Committee may be exercised at any time and from time to time by the Board of Directors or, at the direction of the Board of Directors, another committee of the Board of Directors, provided all of the members of the Board or such committee are "disinterested persons" within the meaning of Rule 16b-3 and, unless otherwise determined by the Board of Directors, "outside directors" within the meaning of

Section 162(m) of the Code (references below to the Committee shall be deemed to include references to the Board of Directors and such other Committee to the extent any of the foregoing administers the 1996 Plan.) Subject to the express provisions of the 1996 Plan, including those relating to non-employee directors, the authority of the Committee includes, among other things, determining the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

     Non-employee directors and officers subject to Section 16(a) of the Exchange Act may not, and the Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

ELIGIBILITY

     ISOs may be granted only to salaried key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired. NQSOs may be granted to salaried key employees and non-employee directors of the Company and key employees of any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired.

GRANT, TERMS AND CONDITIONS OF OPTIONS

     The Company will not receive any monetary consideration for granting options.

     The exercise price for each share subject to an option will be an amount that the Committee determines, in its good faith judgment, to be not less than 100%, in the case of an ISO or an NQSO granted to a Director Participant (as defined below), or 85%, in the case of any other NQSO, of the fair market value of the Common Stock on the date the option is granted. In the case of ISOs, however, the exercise price per share of ISOs granted to any holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) will be in an amount that the Committee determines, in its good faith judgment, to be not less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

     Under the 1996 Plan, fair market value per share means:

          (1) if the shares are listed on a national securities exchange or reported on the NASDAQ Stock Market -- National Market ("NASDAQ-NMS"), the last reported sale price per share on such exchange or such system on the date the option is granted or, if the shares are not traded or reported on such date, then on the closest preceding date on which such shares were traded or reported; or

          (2) if the shares are not listed on a national securities exchange or reported on NASDAQ-NMS but are quoted in the over-the-counter market, the average of the closing bid and ask quotations in such market for such shares on the date the option is granted or, if there are no such quotations on such date, then on the closest preceding date on which such quotations are available; provided, however, that if, in the judgment of the Committee, there is not a regular, active public market for the shares, fair market value per share shall be determined by the Committee in its good faith judgment. The determination by the Committee of fair market value will be conclusive and binding.

     Payment for shares purchased upon the exercise of options may be in cash or, if the terms of an option so provide, with other shares of Common Stock or an executed promissory note on such terms and conditions as the Committee shall determine.

     Except for NQSOs granted to Director Participants, which are discussed below, options granted under the 1996 Plan are exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date the option is granted. ISOs, however, are not exercisable after ten years from the date of grant and, in the case of a person who at the date of grant owns capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation), are not exercisable after five years from the date of grant. Except as otherwise provided under the Code, if the aggregate fair market value of shares subject to ISOs (under any plan of the Company or any subsidiary or parent corporation of the Company) exercisable for the first time in any calendar year exceeds $100,000, such options will be treated as NQSOs.

     In addition, the Committee has the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any option granted under the 1996 Plan (other than an NQSO granted to a Director Participant).

     In the event of retirement, termination by the Company of employment with or without cause, termination of employment by an optionee with or without good reason or upon death or disability, special rules will apply regarding the exercisability of options.

     Options may not be transferred except by will or the laws of descent or distribution (except, in the case of NQSOs, to the extent that the restrictions on transferability currently imposed by Rule 16b-3 under the Exchange Act are modified or eliminated). Options are only exercisable during the lifetime of a holder by such holder (or, in the case of NQSOs, to the extent transferability may be permitted in the future, by such holder's permitted transferee).

     In the event of a "change in control" of the Company, all then outstanding options shall immediately become exercisable. The Committee, in its sole discretion, may determine that, upon the occurrence of a "change in control", each option outstanding under the 1996 Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such option, an amount in cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such option over the aggregate exercise price therefor. The foregoing provision does not apply to options granted to directors or officers subject to Section 16(a) of the Exchange Act within six months prior to a "change in control", unless an exemption from liability under Section 16(b) of the Exchange Act is otherwise available.

SPECIAL PROVISIONS RELATING TO DIRECTOR PARTICIPANTS

     Commencing with the effective date of the 1996 Plan, each current non-employee director of the Company (a "Director Participant") shall automatically be granted NQSOs to purchase 10,000 shares of Common Stock and will automatically be granted NQSOs to purchase 1,000 shares at the time of each annual meeting of the Company's shareholders at which such director is elected to the Board of Directors (commencing with the annual meeting to be held in calendar year 1996). Future Director Participants shall automatically be granted NQSOs to purchase 10,000 shares of Common Stock upon their initial appointment or election to the Board of Directors and will automatically be granted NQSOs to purchase 1,000 shares of Common Stock at the time of each subsequent annual meeting of the Company's shareholders at which such director is elected to the Board of Directors (but not earlier than the annual meeting to be held in calendar year 1996). The purchase price of the shares of Common Stock covered by the NQSOs to be granted to a Director Participant shall be the fair market value of such shares of Common Stock on the date such option is granted.

     NQSOs granted to Director Participants may not be exercised for one year immediately following the date of grant. Thereafter, such NQSOs will be exercisable for the period ending five years from the date of grant, subject to limitations or restrictions pursuant to the terms of the 1996 Plan. Upon termination of a Director Participant's directorship, any NQSO granted to such Director Participant will, to the extent not theretofore exercised, terminate and be null and void; provided, however, that in the case of termination under certain circumstances, such NQSO shall (if not then exercisable) become immediately exercisable and may be exercised for certain periods of time thereafter as set forth in the 1996 Plan.

EFFECT OF CHANGE IN COMMON STOCK

     In the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment will be made to each outstanding option so that such option thereafter is exercisable for such securities, cash and/or property as would have been received had such option been exercised in full immediately prior to such transaction and been exchanged in such transaction. An adjustment will be made successively each time any such change occurs.

AMENDMENT OR TERMINATION

     The Board of Directors of the Company may at any time amend or terminate the 1996 Plan, provided that no such action affects or impairs the rights of an optionee under any previously granted option and that (subject to certain exceptions) the special provisions relating to Director Participants may not be amended more frequently than once every six months. Notwithstanding the foregoing, without the approval of the Shareholders, no amendment or change may be made (a) increasing the total number of shares of Common Stock reserved for options under the plan or the maximum number of shares for which options may be granted to any one individual (other than an increase resulting from an adjustment), (b) reducing the exercise price of any ISO, (c) modifying the provisions of the 1996 Plan relating to eligibility or (d) materially increasing the benefits accruing to participants under the 1996 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal federal income tax consequences of options under the 1996 Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     INCENTIVE STOCK OPTIONS. ISOs granted under the 1996 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NQSO and will be subject to the rules set forth below under the caption "NQSOs".

     Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

     An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

     The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (as discussed below) do not apply.

     NON-QUALIFIED OPTIONS. NQSOs granted under the 1996 Plan are options that do not qualify as ISOs. An optionee who receives an NQSO will not recognize any taxable income upon the grant of such NQSO. However, the optionee generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price.

     As a result of Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NQSO (i.e., the "Deferral Period")) for any employee who is an officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares pursuant to the exercise of the option to include in income, as of the transfer date, the excess (on such date) of the fair market value of the shares over their exercise price, recognition of income by the optionee will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NQSO will be subject to both wage withholding and employment taxes (if any). In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the optionee or by the optionee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the optionee with respect to his or her NQSO, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (as described below) do not apply.

     If an optionee exercises an NQSO by delivering shares of Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

     CHANGE IN CONTROL. As described above, upon a "change in control" of the Company, all the then outstanding options will immediately become exercisable. In general, if the total amount of payments to an employee that are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including certain payments under the 1996 Plan that vest upon a "change in control", equals or exceeds three times the employee's "base amount" (generally, such employee's average annual compensation for the five years preceding the "change in control"), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the employee would be subject to a 20% excise tax on such portion of the payments.

     CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or the disqualifying disposition of stock purchased pursuant to an ISO). Options granted under the 1996 Plan should, under certain circumstances, qualify for the performance-based compensation exemption to Section 162(m) of the Code. In order to qualify for such exemption, among other requirements, (i) the option must be granted with an exercise price not less than the fair market value of the shares of Common Stock at the time of grant and (ii) the Committee must, at the time it grants the option, consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code (which requirement the presently constituted Committee will satisfy until the Company's first meeting of shareholders at which directors are to be elected that occurs on or after January 1, 1996). The options described under "1996 Plan Benefits" below should qualify for the performance-based compensation exemption provided that Shareholder approval of the 1996 Plan is obtained.

1996 PLAN BENEFITS

     On October 5, 1995, grants of options covering a total of 735,000 shares of Common Stock (each having an exercise price of $17.50 per share) were made by the Compensation Committee, upon recommendation of the CEO, pursuant to the 1996 Plan, subject to Shareholder approval of the 1996 Plan. If the 1996 Plan is not approved by Shareholders at the Meeting, such grants will become null and void.

     Certain information about the grants is set forth in the following table.

                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING
                                 NAME AND POSITION                            OPTIONS
                                 OF GRANTEE/GROUP                            GRANTED(#)
        -------------------------------------------------------------------  ----------
        Eugene Applebaum...................................................    300,000
          President and CEO
        Markus M. Ernst....................................................    100,000
          Executive Vice President and Chief Operating Officer
        Gilbert C. Gerhard.................................................     30,000
          Senior Vice President -- Finance and Administration,
          Chief Financial Officer, Treasurer and Secretary
        Donald H. Stutrud..................................................     30,000
          Senior Vice President -- Store Operations
        Eric Bolokofsky....................................................     30,000
          Senior Vice President -- Merchandising
        All executive officers as a group..................................    520,000
        All directors who are not officers as a group......................     40,000
        All employees as a group...........................................    695,000

     The Board of Directors recommends a vote FOR this proposal.

                           PROPOSALS BY SHAREHOLDERS

     Any proposal of a Shareholder intended to be presented at the Annual Meeting of Shareholders to be held in 1996, must be received by the Company by July 2, 1996, to be eligible for inclusion in the Proxy Statement for the Meeting. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.
                                            By Order of the Board of Directors,

                                            Gilbert C. Gerhard, Secretary

Troy, Michigan
November 2, 1995

                                                                         ANNEX 1











                               ARBOR DRUGS, INC.

                             1996 STOCK OPTION PLAN

                               TABLE OF CONTENTS

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                                                                                          PAGE
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 1.   Purposes..........................................................................    1
 2.   Stock Subject to the Plan.........................................................    1
 3.   Administration....................................................................    1
 4.   Eligibility.......................................................................    2
 5.   Option Price and Payment..........................................................    2
 6.   Terms of Options and Limitations on the Right of Exercise.........................    3
 7.   Termination of Employment.........................................................    4
 8.   Exercise of Options...............................................................    5
 9.   Special Provisions Relating to Director Participants..............................    6
10.   Use of Proceeds...................................................................    7
11.   Non-Transferability of Options....................................................    7
12.   Adjustment of Shares; Effect of Certain Transactions..............................    7
13.   Right to Terminate Employment.....................................................    8
14.   Purchase for Investment...........................................................    8
15.   Issuance of Stock Certificates; Legends; Payment of Expenses......................    8
16.   Withholding Taxes.................................................................    9
17.   Listing of Shares and Related Matters.............................................    9
18.   Amendment of the Plan.............................................................   10
19.   Termination or Suspension of the Plan.............................................   10
20.   Savings Provision.................................................................   10
21.   Governing Law.....................................................................   10
22.   Partial Invalidity................................................................   10
23.   Effective Date....................................................................   10

                               ARBOR DRUGS, INC.

                             1996 STOCK OPTION PLAN

1.  PURPOSES

     Arbor Drugs, Inc., a Michigan corporation (the "Company"), wishes to enhance the profitability and value of the Company for the benefit of the Company's stockholders by enabling the Company to provide key employees and non-employee directors of the Company and key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired an opportunity to acquire ownership interests in the Company, or increase their existing ownership interests, and thereby attract, retain and reward such key employees and non-employee directors and strengthen the mutuality of interests between such key employees and non-employee directors and the Company's stockholders.

     The stock options ("Options") offered pursuant to this 1996 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or non-employee director.

     The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"). The Company makes no warranty, however, as to the qualification of any Option as an Incentive Option.

     Except as provided in Articles 9, 19 and 23 hereof, Options may be granted from time to time during the period beginning on October 5, 1995 (the "Effective Date") and ending on October 4, 2005 (the "Termination Date").

     As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation within the definitions of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

2.  STOCK SUBJECT TO THE PLAN

     Options granted under the Plan shall be exercisable for shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The total number of shares of Common Stock of the Company authorized for issuance upon the exercise of Options under the Plan (the "Shares") shall not exceed, in the aggregate, 2,000,000 shares, with no individual optionee to receive in excess of 1,000,000 Shares upon exercise of Options granted under the Plan, subject to adjustment in accordance with Section 12 of the Plan.

     Shares available for issuance under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

3.  ADMINISTRATION

     The Compensation Committee (the "Committee") of the Company's board of directors (the "Board of Directors") shall initially administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be (i) a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) unless otherwise determined by the Board of Directors, an "outside director" within the meaning of Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

     Any and all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or, at the direction of the Board of Directors, another committee of the Board of Directors (references below to the Committee shall be deemed to include references to the Board of Directors and such other committee, except as the context otherwise requires); provided, however, that all of the members of the Board of Directors or such other committee, as the case may be, shall be (i) "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act and (ii) unless otherwise determined by the Board of Directors, "outside directors" within the meaning of Section 162(m) of the Code.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the key employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each key employee, the Committee shall give due consideration to the length of service, performance, the amount of earnings and the responsibilities and duties of such person.

     Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option for a period of six (6) months following the date of the acquisition of such Option and (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause or Termination For Good Reason (as defined in Section 7 herein), such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof. Any director or officer of the Company or any subsidiary corporation or parent corporation who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or any successor provision) shall not be entitled to sell or otherwise dispose of any Shares acquired upon the exercise of any Option for a period of six (6) months from the date such Option was granted.

     Any determination of the Committee on the matters referred to in this
Section 3 shall be conclusive.

     The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or such subsidiary corporation or parent corporation of the Company whose employees have benefitted from the Plan, as determined by the Committee. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

4.  ELIGIBILITY

     Incentive Options may be granted only to salaried key employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, and Non-Qualified Options may be granted to salaried key employees and non-employee directors of the Company and key employees of any subsidiary or parent corporation of the Company now existing or hereafter formed or acquired, provided, however, that the Plan does not create a right in any person (other than Director Participants as defined in, and to the extent provided in, Article 9 of the Plan) to participate in, or be granted Options under, the Plan.

5.  OPTION PRICE AND PAYMENT

     The price for each Share purchasable under any Option granted hereunder shall be determined by the Committee in its good faith judgment, but shall not be less than one hundred percent (100%), in the case of

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

an Incentive Option or a Non-Qualified Option granted to a Director Participant, or eighty-five percent (85%), in the case of any other Non-Qualified Option, of the "fair market value" (as defined below) per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a key employee who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation or parent corporation, the purchase price for each Share shall be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of a key employee for any purpose under the Plan, the rules of
Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

     For purposes of the Plan, "fair market value," with respect to any date of determination, means:

          (i) if the Shares are listed or admitted to trading on a national securities exchange in the United States or reported through the National Association of Securities Dealers Automated Quotation System -- National Market System ("NASDAQ-NMS"), then the closing sale price on such exchange or NASDAQ-NMS on such date or, if no trading occurred or quotations were available on such date, then on the closest preceding date on which the Shares were traded or quoted; or

          (ii) if not so listed or reported but a regular, active public market for the Shares exists (as determined in the sole discretion of the Committee, whose decision shall be conclusive and binding), then the average of the closing bid and ask quotations per Share in the over-the-counter market for such Shares in the United States on such date or, if no such quotations are available on such date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than 15% shall not be deemed to be a "regular, active public market."

     If the Committee determines that a regular, active public market does not exist for the Shares, the Committee shall determine the fair market value of the Shares in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.

     Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised, the fair market value of the shares of Common Stock so delivered to be determined as of the date immediately preceding the date of exercise, or as otherwise may be required to comply with or conform to the requirements of any applicable law or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option.

6.  TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

     Except as otherwise provided in Article 9 below, any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary

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

corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

     Except as otherwise provided in Article 9 below, the Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, (b) the limitation will be applied by taking into account Options in the order in which they were granted, and (c) Incentive Options granted before 1987 shall not be taken into account.

     In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred (100) Shares (unless the number purchased is the total balance for which the Option is then exercisable).

     A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a shareholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares of Common Stock.

7.  TERMINATION OF EMPLOYMENT

     Upon termination of employment of any key employee with the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to such employee, unless otherwise specified by the Committee in the Option shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

     A. if any key employee shall die while in the employ of such corporation or during either the one (1) year or three (3) month period, whichever is applicable, specified in clauses (B) and (C) below, any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the time of death, by the legal representative of such employee or such person who acquired such Option by bequest or inheritance or by reason of the death of such employee, at any time up to and including one (1) year after the date of death (subject to extension in the discretion of the Committee);

     B. if the employment of any key employee shall terminate by reason of such employee's disability (as described in Section 22(e)(3) of the Code), any Option granted hereunder, unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment by reason of disability, at any time up to and including one (1) year after the effective date of such termination of employment (subject to extension in the discretion of the Committee);

     C. if the employment of any key employee shall terminate (i) by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), (ii) by the key employee for "good reason" (only if such employee is party to a written employment agreement with the Company or any subsidiary corporation or parent corporation which expressly provides for termination by the key employee for "good reason," (or words of like import) and such employee validly terminates his or her employment for "good reason," (or words of like import) as such term is defined in the agreement ("Termination For Good Reason")), or (iii) by the employer other than for cause (as defined below), any Option granted hereunder,

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

unless otherwise specified by the Committee in the Option, shall be exercisable for any or all of such number of Shares that such employee is entitled to exercise at the effective date of termination of employment, at any time up to and including three (3) months after the effective date of such termination of employment (subject to extension in the discretion of the Committee); and

     D. if the employment of any employee shall terminate by any reason other than that provided for in clauses (A), (B) or (C) above, such Option, unless otherwise specified by the Committee in such Option shall, to the extent not theretofore exercised, become null and void.

     None of the events described above shall extend the period of exercisability of the Option beyond the expiration date thereof.

     If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     For purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan (other than the Plan) of, the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or services thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein (if an employee is both party to an employment agreement and participates in such a plan, the definition contained in such employment agreement shall control); or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company; (ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company that has not been cured within 15 days after written notice thereof has been given to the employee by the Committee.

     For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

8.  EXERCISE OF OPTIONS

     Subject to the limitations on exercise referred to in Sections 6, 7 and 9 hereof, unless otherwise agreed by the Company, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares

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

covered thereby by giving written notice of exercise to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than ten
(10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Sections 13, 14 and 15 hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

9.  SPECIAL PROVISIONS RELATING TO DIRECTOR PARTICIPANTS

     Subject to the terms and conditions of this Article 9, commencing on the Effective Date each current non-employee director of the Company ("Director Participant") shall automatically be granted a Non-Qualified Option to purchase 10,000 Shares and will automatically be granted a Non-Qualified Option to purchase 1,000 shares at the time of each annual meeting of the Company's shareholders at which such director is elected to the Board of Directors (commencing with the annual meeting to be held in calendar year 1996). Future Director Participants shall automatically be granted Non-Qualified Options to purchase 10,000 Shares upon their initial appointment or election to the Board of Directors and will automatically be granted a Non-Qualified Option to purchase 1,000 Shares at the time of each subsequent annual meeting of the Company's shareholders at which such director is elected to the Board of Directors (commencing with the annual meeting to be held in calendar year 1996). The purchase price of the Shares covered by the Non-Qualified Options granted pursuant to this Article 9 shall be the fair market value of such Shares on the date of grant.

     A Non-Qualified Option granted to any Director Participant of the Company shall not be exercisable for one year following the grant of such Non-Qualified Option. Thereafter, the Non-Qualified Option shall be exercisable in whole or in part for the period ending five years from the date of grant of such Non-Qualified Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

     If a Director Participant's service as a director of the Company is terminated, any Non-Qualified Option previously granted to such Director Participant shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

          A. if a Director Participant holding an outstanding Non-Qualified Option dies, such Non-Qualified Option shall (if not then exercisable) become immediately exercisable in respect of all shares subject to such Option, and such Option shall remain exercisable for one (1) year after such Director Participant's death, by such Director Participant's legal representative or such person who acquired such Option by bequest or inheritance or by reason of the death of such Director Participant; and

          B. if the service of a Director Participant to whom such Non-Qualified Option shall have been granted shall terminate by reason of (i) such Director Participant's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, or (iii) failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of
     (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, such Non-Qualified Option shall (if not then exercisable) become immediately exercisable in respect of all Shares subject to such Option, and such Option shall remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement or failure of the Company to retain or nominate for re-election such Director Participant who is otherwise eligible, unless due to any act of (1) fraud or intentional misrepresentation, or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect subsidiary of the Company, and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability; and

          C. if the Director Participant shall die during either the three (3) month or one (1) year period, whichever is applicable, specified in clause
     (b) above, such Non-Qualified Option shall (if not then exercisable) become immediately exercisable in respect of all Shares subject to such Option, and such Option shall remain exercisable by the legal representative of such Director Participant, or such

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

     person who acquired such Non-Qualified Option by bequest or inheritance or by reason of the death of the Director Participant, for one (1) year after such Director Participant's date of death.

     In no event, however, shall a Director Participant be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

     Any Director Participant eligible to receive an Option pursuant to Article 9 hereof shall be ineligible to receive any other grant or award under any other Article of this Plan.

10.  USE OF PROCEEDS

     The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

11.  NON-TRANSFERABILITY OF OPTIONS

     An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution (except, in the case of Non-Qualified Options, to the extent that the restrictions upon transferability currently imposed by Rule 16b-3 under the Exchange Act are modified or eliminated). Any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder (or, in the case of Non-Qualified Options, to the extent transferability may be permitted in the future, by such holder's permitted transferee). Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

12.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

     Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive and binding on the optionee; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

     In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company shall occur if (a) any person or other entity (other than any of the Company's subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock"), (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, (c) the Board of Directors approves a consolidation or merger of the Company with another corporation (other than with any of the Company's subsidiaries), the consummation of

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

which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (d) a change in the Board of Directors occurs with the result that the members of the Board of Directors on the date hereof (the "Incumbent Directors") no longer constitute a majority of such Board of Directors, provided that any person becoming a director whose election or nomination for election was supported by a majority of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

     The Committee, in its sole discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a change in control if the holder of such Option is subject to the reporting requirements of
Section 16(a) of the Exchange Act and no exemption from liability under Section 16(b) is otherwise available to such holder.

13.  RIGHT TO TERMINATE EMPLOYMENT

     The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

14.  PURCHASE FOR INVESTMENT

     Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder (1) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws, and (2) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement under the Securities Act covering such Shares and under applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

     Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights had not been granted with respect to such Shares.

15.  ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     Upon any exercise of an Option granted hereunder and payment of the purchase price therefor, a certificate or certificates representing the Shares shall be issued by the Company in the name of the person exercising the Option (or his or her nominee) and shall be delivered to or upon the order of such person.

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its sole discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to comply with the procedures for an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

     All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

16.  WITHHOLDING TAXES

     The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation which employs such employee for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the holder or (c) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld Shares and other shares of Common Stock tendered in payment shall be valued at their fair market value (as determined under Section 5) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized, without the prior written consent of the employee, to effect any such withholding upon exercise of a Non-Qualified Option by retention of Shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Section 5) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

17.  LISTING OF SHARES AND RELATED MATTERS

     If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

18.  AMENDMENT OF THE PLAN

     The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the shareholders of the Company, that will (a) increase the total number of Shares reserved for Options under the Plan or the maximum number of Shares for which Options may be granted to any one individual (other than an increase resulting from an adjustment provided for in Section 12 hereof), (b) reduce the exercise price of any Incentive Option granted hereunder, (c) modify the provisions of the Plan relating to eligibility, or (d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. The rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

     Notwithstanding anything to the contrary contained in this Article 18,
Article 9 of the Plan shall not be amended more frequently than one time in any six month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

19.  TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Section 23 or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options under Section 3 that are granted prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

20.  SAVINGS PROVISION

     With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or any successor provision) under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

21.  GOVERNING LAW

     The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan from time to time obtaining.

22.  PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

23.  EFFECTIVE DATE

     The Plan shall become effective at 5:00 P.M., Troy, Michigan time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the shareholders of the Company at an annual meeting or any special meeting within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

/X/ PLEASE MARK VOTES AS
    IN THIS EXAMPLE

                                     With-  For All
                             For     hold   Except                                                       For    Against  Abstain
1. Election of Directors     / /     / /     / /             2. Approval of the Arbor Drugs, Inc. 1996   / /     / /      / /
                                                                Stock Option Plan.
   EUGENE APPLEBAUM        MARKUS M. ERNST
   GILBERT C. GERHARD      DAVID B. HERMELIN                 3. In their discretion with respect to any other
   SPENCER M. PARTRICH     LAURIE M. SHAHON                     matters that may properly come before the
   SAMUEL VALENTI III                                           meeting.

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

          RECORD DATE SHARES:

                                                                       Mark box at right if comments or address change     / /
                                                                       have been noted on the reverse side of this card.
    Please be sure to sign and date this Proxy.    Date__________
                                                                       The undersigned hereby acknowledges receipt of the Annual
    _____________________________________________________________      Report of Arbor Durgs, Inc. for the fiscal year ended
        Shareholder sign here       Co-owner sign here                 July 31, 1995 and the Proxy Statement dated November 2, 1995, enclosed herewith.
----------------------------------------------------------------------------------------------------------------------------------
DETACH AND
RETURN CARD

                              ARBOR DRUGS, INC.

The undersigned hereby appoints Eugene Applebaum and Markus M. Ernst, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of $.01 par value Common Stock of Arbor Drugs, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Somerset Inn, 2601 W. Big Beaver Road, Troy, Michigan on December 5, 1995, and at any and all adjournments thereof.

The shares represented by this proxy will be voted in accordance with the specifications made herein. If no specifications are made, this proxy will be voted for the election of directors and for the approval of the Arbor Drugs, Inc. 1996 Stock Option Plan.

COMMENTS/ADDRESS CHANGE: _______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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